EXHIBIT 1

ERNST & YOUNG LLP                 200 Clarendon Street       Phone: 617 266 2000
                                  Boston                     Fax:   617 266 5843
                                  Massachusetts 02116-5072

EXHIBIT I TO FORM 8-K

January 31, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated January 26, 1996, of Saztec International, Inc. and are in agreement with the statements contained in the first paragraph on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                          /s/  ERNST & YOUNG LLP